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                                                                      EXHIBIT 21

LIST OF SUBSIDIARIES

                                                         STATE OF INCORPORATION
                     SUBSIDIARY                          OR ORGANIZATION

               Credit Store Capital Corp.                      Delaware

               American Credit Alliance, Inc.                  Nevada

               Dakota Card Fund II, LLC*                       Nevada

               TCS Funding IV, Inc.                            Delaware

               TCS Funding V, Inc.                             Delaware

               Credit Store Services, Inc.                     Delaware

               Credit Store Financial, Inc.                    Delaware


Through our subsidiary American Credit Alliance, Inc., we own 50% of Dakota Card Fund II, LLC.